Exhibit 99.1

FISHER & COMPANY LLC

February 23, 2007

Mr. Patrick M. Byrne
Chairman and CEO
Overstock.com, Inc.
6350 South 3000 East
Salt Lake, UT  84121

Patrick,

I hereby resign from the Board of Directors of Overstock effective immediately.  My resignation is precipitated by disagreement with the Company’s pursuit of the lawsuit against the Prime Brokers.

Patrick, you have been a brilliant CEO, leading Overstock through tremendous growth.  It has been an honor to work with you and the current and previous members of the board who gave thoughtful service and duty to the Company and the shareholders.

Respectfully,

John A. Fisher

235 Montgomery Street, Suite 610
San Francisco, CA  94104
E-Mail:  fisherco@earthlink.net